Exhibit 99.1

NEWS RELEASE	Contact:
Michael S. Hotta
mhotta@kapalua.com

MAUI LAND & PINEAPPLE REPORTS 2nd QUARTER 2020 RESULTS

KAPALUA RESORT, Hawaii, August 11, 2020 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported a net loss of $157,000, or $(0.01) per share, for the second quarter of 2020, compared to a net loss of $181,000 million, or $(0.01) per share, for the second quarter of 2019. The Company reported total operating revenues of $1.7 million and $2.5 million during the three months ended June 30, 2020 and 2019, respectively.

For the six months ended June 30, 2020, the Company reported a net loss of $1.2 million, or $(0.06) per share, compared to a net loss of $1.3 million, or $(0.07) per share, for the six months ended June 30, 2019.  The Company reported total operating revenues of $3.7 million and $4.8 million during the six months ended June 30, 2020 and 2019, respectively.

The Company did not have any real estate asset sales during the first two quarters of 2020 or 2019.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS

CURRENT ASSETS
Cash	$340	$683
Accounts receivable, less allowance for doubtful accounts of $114 and $35, respectively	1,726	1,173
Prepaid expenses and other assets	146	101
Assets held for sale	7,615	7,597
Total current assets	9,827	9,554

PROPERTY	52,215	52,164
Accumulated depreciation	(33,091)	(32,445)
Property, net	19,124	19,719

OTHER ASSETS
Deferred development costs	8,504	8,504
Other noncurrent assets	1,253	1,342
Total other assets	9,757	9,846

TOTAL ASSETS	$38,708	$39,119

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$521	$1,356
Payroll and employee benefits	559	928
Current portion of accrued retirement benefits	165	165
Deferred club membership revenue	312	35
Other current liabilities	633	468
Total current liabilities	2,190	2,952

LONG-TERM LIABILITIES
Long-term debt	-	1,035
Accrued retirement benefits, net of current portion	9,453	9,702
Deferred license fee revenue	1,834	-
Deposits	2,649	2,674
Other noncurrent liabilities	64	64
Total long-term liabilities	14,000	13,475

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock--no par value, 43,000,000 shares authorized, 19,291,102 and 19,238,081 shares issued and outstanding	81,251	80,606
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(47,531)	(46,300)
Accumulated other comprehensive loss	(20,386)	(20,798)
Total stockholders' equity	22,518	22,692
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$38,708	$39,119

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended June 30,
	2020	2019
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$90	$209
Leasing	1,436	2,038
Resort amenities and other	184	248
Total operating revenues	1,710	2,495

OPERATING COSTS AND EXPENSES
Real estate	192	255
Leasing	827	714
Resort amenities and other	169	208
General and administrative	559	510
Share-based compensation	402	374
Depreciation	323	360
Total operating costs and expenses	2,472	2,421

OPERATING INCOME (LOSS)	(762)	74
Gain on investment	894	-
Pension and other post-retirement expenses	(117)	(256)
Interest expense	(30)	(63)
LOSS FROM CONTINUING OPERATIONS	$(15)	$(245)
Income (Loss) from discontinued operations, net	(142)	64
NET LOSS	$(157)	$(181)
Pension, net	206	211
COMPREHENSIVE INCOME	$49	$30

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Loss from Continuing Operations	$-	$(0.01)
Income (Loss) from Discontinued Operations	$(0.01)	$-
Net Loss	$(0.01)	$(0.01)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Six Months Ended June 30,
	2020	2019
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$158	$366
Leasing	3,172	3,954
Resort amenities and other	414	509
Total operating revenues	3,744	4,829

OPERATING COSTS AND EXPENSES
Real estate	367	521
Leasing	1,603	1,439
Resort amenities and other	740	533
General and administrative	1,318	1,350
Share-based compensation	827	972
Depreciation	645	722
Total operating costs and expenses	5,500	5,537

OPERATING LOSS	(1,756)	(708)
Gain on investment	894	-
Pension and other post-retirement expenses	(234)	(509)
Interest expense	(76)	(110)
LOSS FROM CONTINUING OPERATIONS	$(1,172)	$(1,327)
Income (Loss) from discontinued operations, net	(59)	52
NET LOSS	$(1,231)	$(1,275)
Pension, net	412	423
COMPREHENSIVE LOSS	$(819)	$(852)

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Loss from Continuing Operations	$(0.06)	$(0.07)
Income (Loss) from Discontinued Operations	$-	$-
Net Loss	$(0.06)	$(0.07)